As filed with the Securities and Exchange Commission on July 27, 1998
                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                            BRISTOL HOTELS & RESORTS
             (Exact Name of Registrant as Specified in its Charter)

      DELAWARE                                                   75-2754805
(State of Incorporation)                                     (I.R.S. Employer
                                                          Identification Number)

                               14295 MIDWAY ROAD
                              DALLAS, TEXAS  75244
                    (Address of Principal Executive Offices)

                            BRISTOL HOTELS & RESORTS
                          1998 EQUITY INCENTIVE PLAN,

                   ------------------------------------------

                            BRISTOL HOTELS & RESORTS
                             NON-EMPLOYEE DIRECTORS
                               STOCK OPTION PLAN,

                   ------------------------------------------

                             BRISTOL HOTEL COMPANY
                      AMENDED 1995 EQUITY INCENTIVE PLAN,

                                      AND
                                      ---

                             BRISTOL HOTEL COMPANY
                         AMENDED STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                            LYNN MARIE LUCIER, ESQ.
                          VICE PRESIDENT AND SECRETARY
                            BRISTOL HOTELS & RESORTS
                               14295 MIDWAY ROAD
                              DALLAS, TEXAS  75244
                                 (972) 391-3910
           (Name, Address and Telephone Number for Agent of Service)

                               ------------------

                        CALCULATION OF REGISTRATION FEE


============================================================================================================================
                                                                             Proposed
                                                                              Maximum          Proposed
 Title of                                                    Amount          Offering           Maximum           Amount of
 Securities to                                               to be           Price per         Aggregate        Registration
 be Registered (1)                                       Registered (1)      Share (2)      Offering Price         Fee (3)
 -----------------                                       --------------      ---------      --------------      ------------
 Common Stock, par value $0.01 per share .  .  .  .        7,091,250         $  1.42        $ 10,069,575.00      $ 2,970.52
============================================================================================================================

   (1) Represents the aggregate shares available under the Bristol Hotels & Resorts 1998 Equity Incentive Plan, the Bristol Hotels & Resorts Non-Employee Directors Stock Option Plan (collectively the "BHR Plans"), and the options to purchase Common Shares of Bristol Hotels & Resorts that were granted under the Bristol Hotel Company Amended 1995 Equity Incentive Plan and the Bristol Hotel Company Amended Stock Option Plan for Non-Employee Directors (collectively, with the BHR Plans, the "Plans") and were assumed by Bristol Hotels & Resorts in the Spin-Off of Bristol Hotels & Resorts from its parent, Bristol Hotel Company. Pursuant to Rule 416, there are also registered hereunder an indeterminate number of additional shares as may become subject to the Plans as a result of the antidilution provisions contained therein.

   (2) The "Proposed Maximum Offering Price per Share" is equal to the weighted average of (a) the book value for the 6,191,850 Common Shares registered hereunder that are reserved for issuance under the Plans for future grants at exercise prices which have not been established; and (b) the exercise prices for outstanding options to acquire 929,400 Common Shares registered hereunder that are issuable under the Bristol Hotel Company Amended 1995 Equity Incentive Plan and the Bristol Hotel Company Amended Stock Option Plan for Non-Employee Directors.

   (3)   The registration fee has been computed in accordance with paragraph
         (h)(i) of Rule 457.

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
                                EXPLANATORY NOTE

    The information called for by Part I of Form S-8 is included in the description of the Bristol Hotels & Resorts 1998 Equity Incentive Plan, the Bristol Hotels & Resorts Non-Employee Directors Stock Option Plan, the Bristol Hotel Company Amended 1995 Equity Incentive Plan, as assumed by Bristol Hotels & Resorts (the "Company"), and the Bristol Hotel Company Amended Stock Option Plan for Non-employee Directors, as assumed by the Company, (collectively, the "Plans") to be delivered to persons receiving grants pursuant to the Plans. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.


                                    PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The Company hereby incorporates by reference into this Registration Statement the Company's Registration Statement on Form 10 (Commission File No. 1-14047) filed with the Securities and Exchange Commission on June 18, 1998.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation provides that the personal liability of directors of the Company to the Company is eliminated to the maximum extent permitted by Delaware law. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of the directors, officers, employees, and agents of the Company and its subsidiaries to the fullest extent that may be permitted by Delaware law from time to time, and the Bylaws provide for various procedures relating thereto. Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Company to indemnify its directors and officers for liabilities, costs and expenses that such persons may incur as a result of actions they may take in performing their duties as officers and directors. In order to be indemnified under Delaware law, the person must have acted in good faith and in a manner he believed was in, or not opposed to, the best interests of the Company. In the case of any criminal proceeding, the person must not have reasonable cause to believe that his conduct was unlawful. In Delaware, if a person is found by a court to be liable to the corporation, that court must approve any reimbursement of expenses to such person. The foregoing limitations do not, however, apply to the indemnity contracts to which all officers and directors are parties with the Company. Any amendment or repeal of the Company's Certificate of Incorporation may not adversely affect the rights of any person entitled to indemnification for any event occurring prior to such amendment or repeal.

    Under Delaware law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

    As authorized by the Company's Certificate of Incorporation, the Company intends to enter into indemnification agreements with each of its directors, which provide for indemnification greater or otherwise different than that provided for in the Certificate of Incorporation or by the DGCL. Notwithstanding anything to the contrary in the Certificate of Incorporation, if the Company enters into a contract with any director providing for indemnification of the director, the provisions of the contract will exclusively govern the Company's obligations in respect of indemnification for or advancement of fees or disbursements of the director's counsel or any other professional engaged by the director.

ITEM 7.  EXEMPTION FROM REGISTERED CLAIMED

    Not applicable.

ITEM 8.  EXHIBITS

      4.1   Form of Common Stock Certificate (1)

      4.2   Amended and Restated Certificate of Incorporation of the Company

      4.3   Amended and Restated Bylaws of the Company

      5.1   Opinion of Jones, Day, Reavis & Pogue

     23.1   Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

     23.2   Consent of Arthur Andersen LLP

     23.3   Consent of Price Waterhouse  LLP

-----------

    (1) Incorporated by reference to the Company's Registration Statement on Form 10 (Commission File No. 1-14047).

ITEM 9.  UNDERTAKINGS

    A.      The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 27, 1998.

                                    BRISTOL HOTELS & RESORTS


                                    By: /s/ J. Peter Kline
                                       ----------------------------------------
                                                 J. Peter Kline
                                       Chairman and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 27, 1998.

                     Signature                                                       Title
                     ---------                                                       -----


      /s/ J. Peter Kline                                              Chairman and Chief Executive Officer
------------------------------------------------------                    (Principal Executive Officer)
                   J. Peter Kline


      /s/ Jeffrey P. Mayer                                                  Senior Vice President and
------------------------------------------------------                        Chief Financial Officer
                   Jeffrey P. Mayer                                        (Principal Financial Officer)



      /s/ John D. Bailey                                                  Vice President and Controller
------------------------------------------------------                   (Principal Accounting Officer)
                   John D. Bailey


      /s/ John A. Beckert                                    President, Chief Operating Officer and Director
------------------------------------------------------
                   John A. Beckert


      /s/ Robert A. Whitman                                                         Director
------------------------------------------------------
                   Robert A. Whitman


      /s/ Reginald K. Brack                                                         Director
------------------------------------------------------
                   Reginald K. Brack


      /s/ James J. Pinto                                                            Director
------------------------------------------------------
                   James J. Pinto


      /s/ David A. Dittman                                                          Director
------------------------------------------------------
                   David A. Dittman


      /s/ Thomas R. Oliver                                                          Director
------------------------------------------------------
                   Thomas R. Oliver


      /s/ Kurt C. Read                                                              Director
------------------------------------------------------
                   Kurt C. Read

                               INDEX TO EXHIBITS

 Exhibit
   No.                                                  Exhibit                             Page
 -------                                                -------                             ----
  4.1       Form of Common Stock Certificate (1)

  4.2       Amended and Restated Certificate of Incorporation of the Company

  4.3       Amended and Restated Bylaws of the Company

  5.1       Opinion of Jones, Day, Reavis & Pogue

23.1        Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

23.2        Consent of Arthur Andersen LLP

23.3        Consent of Price Waterhouse LLP
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

(1) Incorporated by reference to the Company's Registration Statement on Form 10 (Commission File No. 001-14047).